    As filed with the Securities and Exchange Commission on August 28, 2000.

                                                      Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    ---------

                      FORM S-1 MEF REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                    ---------

                      SPATIALIZER AUDIO LABORATORIES, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                        3698                     95-4484725
----------------------------   ----------------------------     -------------------
(State or other jurisdiction   (Primary Standard Industrial      (I.R.S. Employer
     of incorporation or        Classification Code Number)     Identification No.)
        organization)

                       20700 Ventura Boulevard, Suite 140
                        Woodland Hills, California 91364
                                 (818) 227-3370
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    Henry R. Mandell, Chief Executive Officer
                      Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 140
                        Woodland Hills, California 91364
                                 (818) 227-3370
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ---------

                                   Copies to:
                             Margaret G. Graf, Esq.
                           Brand Farrar & Buxbaum LLP
                       515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                           Direct Dial: (213) 426-6260

================================================================================

(cover cont'd)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

Pursuant to that Amendment No. 1 to Form S-3 on Form S-1 Registration Statement (Reg. Statement No. 333-30308) under the Securities Act of 1933 (the "1933 Act")as filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 17, 2000, and that prospectus (the "Prospectus") filed pursuant to Rule 424(b)(3) under the 1933 Act as filed as filed with the Commission on May 1, 2000.

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed

Title of Each                         Proposed         Maximum
Class of                              Maximum          Aggregate         Amount of
Securities to be    Amount to be      Offering Price   Offering          Registration
Registered          Registered(1)     Per Share(1)     Price(1)          Fee(1)(2)
----------          -------------     ------------     --------          -------
Common Stock,       611,786           $.12 and $.56     $250,200          $112.96
$.01 par value
per share

(1) This Form S-1 MEF Registration Statement relates to the registration of an additional 611,786 shares of the Common Stock of the Registrant in addition to those 6,197,636 shares of Common Stock previously registered for resale under Amendment No. 1 to Form S-3 on Form S-1 Registration Statement (Reg. Statement No. 333-30308) (the "Previous Registration Statement") under the 1933 Act as filed by the Registrant with the Commission on April 17, 2000, and the Prospectus pursuant to Rule 424(b)(3) under the 1933 Act as filed by the Registrant with the Commission on May 1, 2000. The Registration Fee is calculated based on 210,000 shares of Common Stock underlying warrants
(the "Warrants") issued in connection with $210,000 in various loans made to the Registrant, which are exercisable at $.12 per share, and 401,786 shares of Common Stock underlying a $225,000 convertible note (the "Convertible Note"), with a conversion rate of $.56 per share. This amendment is being filed exclusively to register the shares of Common Stock underlying the Warrants and the Convertible Note, all of which contained certain registration rights and which were not included in the Previous Registration Statement and Prospectus.

(2) Pursuant to Rule 457(c), the fee calculation is based on the average of the bid and ask price of the Registrant's Shares on the OTC Bulletin Board on August 25, 2000.

INCORPORATION BY REFERENCE

        Registrant hereby incorporates by reference that Amendment No. 1 to Form S-3 on Form S-1 Registration Statement (Reg. Statement No. 333-30308) (the "Previous Registration Statement") under the 1933 Act as filed by the Registrant with the Commission on April 17, 2000, and the Prospectus filed pursuant to Rule 424(b)(3) under the 1933 Act as filed as filed by the Registrant with the Commission on May 1, 2000.

SELLING STOCKHOLDERS

        The additional shares of Common Stock offered hereunder are to be offered for resale, from time to time, by persons, from time to time, who may acquire the shares on exercise of warrants or the conversion of notes held by them.

        The following tables set forth as of August 23, 2000 the names and addresses of only the following previously Listed Selling Stockholders and the additional shares of Common Stock to be registered for resale and is not intended to effect any other changes or amendments to the Previous Registration Statement or the Prospectus. The information in this table does not update the information for any other Selling Stockholders listed in the Previous Registration Statement or the Prospectus. This amendment is being filed exclusively to register shares of Common Stock underlying the Warrants and the Convertible Note, all of which contained certain registration rights and which were not included in the Previous Registration Statement and Prospectus. The tables show security ownership before and after giving effect to the sale of Common Stock registered hereunder.






                                     CATEGORY                       PERCENTAGE           SECURITIES         PERCENTAGE OWNERSHIP
                                    OF SHARES         ADDITIONAL     OWNERSHIP        TO BE RETAINED,      AFTER OFFERING, IF ALL
                                   BENEFICIALLY        SHARES         BEFORE         IF ALL REGISTERED     REGISTERED SECURITIES
NAME AND RELATIONSHIP               OWNED(1)           OFFERED     OFFERING(2)(3)   SECURITIES ARE SOLD       ARE SOLD(2)(3)
---------------------         --------------------    ----------   --------------   -------------------    ----------------------

CPR (USA) Inc.                Shares   -   204,962    200,893          1.62%                 4,069                  *
101 Hudson St.,               Warrants -   555,000    105,000                              450,000
 37th Floor                   Total    -   759,962    305,893                              454,069
Jersey City, NJ  07302

LibertyView Funds, L.P.       Shares   -   164,029    160,714          1.3%                  3,315                  *
Hemisphere House              Warrants -   444,000     84,000                              360,000
9 Church Street               Total    -   608,029    244,714                              363,315
Hamilton, Bermuda HMDX

LibertyView Fund, LLC         Shares   -    41,082     40,179           *                      903                  *
101 Hudson St.,               Warrants -   111,000     21,000                               90,000
 37th Floor                   Total    -   152,082     61,179                               90,903
Jersey City, NJ  07302

----------

(1) Includes shares underlying the Warrants and the Convertible Note which are currently exercisable or which are exercisable within 60 days of the date hereof.

(2) Denominator includes all shares reserved for issuance to the specified person on exercise of Warrants or the conversion of the Convertible Note which are exercisable within 60 days of the date hereof.

(3) CPR (USA) Inc., LibertyView Funds, L.P. and LibertyView Fund LLC are affiliated entities but each has made an individual investment in the Company. In addition to limitations set forth in the Certificate of Designation for the Series A Preferred Stock, which limits ownership of the Common Stock by any holder to 4.99% of the Company's outstanding Common Stock, the three entities have independent legal obligations and internal practices which bar them from collectively owning more than 4.99% of any company's outstanding Common Stock at any particular time. Therefore, the disclosure reflects beneficial ownership of the aggregate percentage of Common Stock that could be beneficially owned by the three entities combined at any one time, during the effectiveness of this registration statement.


*   Denotes less than 1% ownership.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 MEF to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Santa Clara, State of California on August 28, 2000.

                                            SPATIALIZER AUDIO LABORATORIES, INC.



                                            By: /s/ HENRY R. MANDELL
                                               ---------------------------------
                                            Name:  Henry R. Mandell
                                            Title: Chairman of the Board, Chief
                                                   Executive Officer, Chief
                                                   Financial Officer, Secretary
                                                   and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                       Date
---------                                 -----                       ----
/s/ HENRY R. MANDELL            Chairman of the Board,           August 28, 2000
------------------------        Chief Executive Officer,
Henry R. Mandell                Chief Financial Officer,
                                Secretary and Director



     *                          Director                         August 28, 2000
------------------------
Carlo Civelli



     *                          Director                         August 28, 2000
------------------------
James D. Pace



     *                          Director                         August 28, 2000
------------------------
Gilbert N. Segel



     *                          Director, Vice Chairman of the   August 28, 2000
------------------------        Board, Secretary
Stephen W. Desper

*By: /s/ HENRY R. MANDELL
     ---------------------------
     Henry R. Mandell,
     Attorney-in-Fact

EXHIBITS
--------
5.1     Opinion of Brand Farrar & Buxbaum LLP.

23.1    Consent of Farber & Hass, independent certified public accountants.

23.2    Consent of Brand Farrar & Buxbaum LLP (included in Exhibit 5.1).

----------